Exhibit 2.3

REGISTRATION RIGHTS AGREEMENT

AGREEMENT made and entered into in Boston, Massachusetts, dated as of January 30, 2006 among TranSwitch Corporation, a Delaware corporation (the “Company”) and the security holders listed on the signature pages hereto (the “Shareholders”).

WITNESSETH :

WHEREAS, pursuant to the Agreement and Plan of Merger dated December 6, 2005 (the “Merger Agreement”), among the Company; Malgam Ltd, an Israeli company and a wholly-owned subsidiary of the Company (“Merger Sub”); Mysticom Ltd., an Israeli company (“Mysticom”), and the Shareholders, Merger Sub will be merged with and into Mysticom with the effect being that Mysticom will continue as the surviving corporation (the “Merger”);

WHEREAS, in connection therewith, the Shareholders are acquiring unregistered shares of Common Stock of the Company on the date hereof, including those shares of Common Stock issued in escrow pursuant to the terms of an Escrow Agreement being executed simultaneously herewith (the “Shares”); and

WHEREAS, the Company and the Shareholders wish to set forth certain rights and obligations with regard to the registration of the Shares;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Effective Time” shall have the same meaning ascribed to it in the Merger Agreement.

“Common Stock” shall mean the Common Stock, $.001 par value, of the Company, as constituted as of the date of this Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“ISL” shall mean the Israel Securities Law, 5768-1968 (together with the rules and regulations promulgated thereunder).

“Registration Expenses” shall mean the expenses so described in Section 7.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 7.

2. Securities Act Matters. Each Shareholder acknowledges and agrees that the Shares have not been registered under the Securities Act or under the securities laws of any state or foreign jurisdiction, in reliance upon certain exemptive provisions of such statutes. Each Shareholder recognizes and acknowledges that such claims of exemption are based, in part, upon each Shareholder’s representations contained in this Agreement. Each Shareholder further recognizes and acknowledges that, because the Shares are unregistered under federal and state laws, they are not presently eligible for public resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements, or in compliance with the ISL. Each Shareholder recognizes and acknowledges that Rule 144 (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) or any other exemption promulgated under the Securities Act is not now available for resale of the Shares, and each Shareholder recognizes and acknowledges that, in the absence of the availability of Rule 144, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale of the Shares. Each Shareholder recognizes and acknowledges that, except as set forth in this Agreement, the Company is under no obligation to register the Shares, either pursuant to the Securities Act or the securities laws of any state or jurisdiction.

3. Restrictive Legend. Each certificate representing Shares shall, except as otherwise provided in this Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

“The Securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exemption from such registration is available. The holder of this security is entitled to certain registration rights and subject to certain restrictions on sale, pledge or disposition of this security as set forth in a Registration Rights Agreement, dated as of January 30, 2006, a copy of which may be obtained from the Secretary of the Company.”

Such certificates shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act or if such securities have been sold pursuant to Rule 144, any other exemption under the Securities Act, or an effective registration statement.

4. Required Registration on Form S-3. Subject to the provisions set forth below, no later than fifteen (15) days after the Effective Time (as defined in the Merger Agreement) (the “Initial Filing Date”) the Company (i) shall prepare and file a registration statement on Form S-3 under the Securities Act (the “S-3 Registration Statement”) covering the resale of all of the Shares; and (ii) use reasonable best efforts to cause the S-3 Registration Statement to become effective no later than six weeks after the Initial Filing Date and thereafter remain effective until the earlier of (A) the first (1st) anniversary of the Effective Time (the “Distribution Period”) or (B) the sale of all Shares covered thereby. The Company may suspend sales at any time under the S-3 Registration Statement immediately upon notice to each of the Shareholders at their last known addresses, for any of the reasons and for the time periods set forth in Section 6. Any registration statement filed or required to be filed by the Company pursuant to this Section 4 shall be referred to herein as the “Registration Statement.”

5. Registration Procedures. If and whenever the Company is required by the provisions of Section 4 to use reasonable best efforts to effect the registration of any Shares under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement, and the prospectuses used in connection therewith, as may be necessary to comply with the Securities Act;

(b) furnish to each Shareholder such number of copies of the Registration Statement and each such amendment and supplement thereto (in each case including exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by the Registration Statement;

(c) register or qualify the Shares covered by the Registration Statement under the securities or “blue sky” laws of the jurisdictions where the Company is currently registered or qualified, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(d) have the Shares covered by the Registration Statement subject to quotation on the Nasdaq National Market or listed on any exchange on which shares of Common Stock are traded;

(e) promptly notify each Shareholder (at their last known addresses) (i) of the effective date of the Registration Statement and the date when any post-effective amendment to the Registration Statement becomes effective, (ii) of any stop order or notification from the Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement, or (iii) of the end of any suspension under Section 6;

(f) notify the Shareholder of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Shareholder prepare and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Delivery of Prospectus. For any offer or sale of any of the Registrable Shares by a Shareholder in a transaction that is not exempt under the Securities Act, the Shareholder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of the Company covering the Registrable Shares in the form furnished to the Shareholder by the Company to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

6. Suspension.

The rights of the Shareholders to distribute the Shares pursuant to this Agreement and the S-3 Registration Statement may be suspended by the Company at any time immediately upon notice to the Shareholders at the last known addresses of the Shareholders, for a period or periods of time not to exceed 45 days consecutively or 90 days in the aggregate during the Distribution Period, if there then exists material, non-public information relating to the Company, which, in the reasonable opinion of the Company, would not be appropriate for disclosure during that time; provided, however, that any such suspension shall apply only for so long as “affiliates” (as defined in Rule 501 of Regulation D) of the Company are restricted from selling shares of the Company.

7. Expenses. All expenses incurred by the Company in complying with Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses (as hereinafter defined), are called “Registration Expenses”. All underwriting discounts (if any) and selling commissions applicable to the sale of the Shares covered by the Registration Statement, as well as all professional service fees incurred at the request of and by the Shareholders, are called “Selling Expenses”.

The Company will pay all Registration Expenses in connection with the preparation and filing of the Registration Statement. All Selling Expenses shall be borne by the Shareholders in proportion to the number of Shares sold by each.

8. Indemnification and Contribution.

(a) In connection with the registration of the Shares under the Securities Act pursuant to Section 4, the Company will indemnify and hold harmless each Shareholder and each other person, if any, who controls such Shareholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Shareholder or controlling person may become subject under the Securities Act, Exchange Act, state securities laws, the ISL or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act, Exchange Act, the ISL or state securities laws applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and the Company will reimburse each such Shareholder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made based upon information furnished in writing by any such Shareholder or any such controlling person for use in such Registration Statement.

(b) In connection with the registration of the Shares under the Securities Act pursuant to Section 4, each Shareholder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs such registration statement and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director may become subject under the Securities Act, the ISL or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon (i) the failure of such Shareholder to comply with the provisions of Section 11 herein or (ii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer and director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that, such Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and based upon information pertaining to such Shareholder, furnished in writing by or for such Shareholder for use in such registration statement, provided, further, however, that the liability of each Shareholder hereunder shall be limited to the proceeds received by such Shareholder from the sale of the Shares covered by such registration statement; and provided, further, however, that the obligations of the Shareholder hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Shareholder.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof and the approval by the indemnified party of the counsel chosen by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution to joint liability in any case in which either (i) any Shareholder exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Shareholder in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and each Shareholder, severally, on the other hand; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and no such indemnifying party will be required to contribute any amount in excess of the public offering price of all shares offered by it pursuant to such registration statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The indemnities provided in this Section 8 shall survive the transfer of any Shares by such Shareholder.

9. Reports Under Securities Exchange Act of 1934. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation thereunder that may at any time permit a Shareholder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) maintain registration of its Common Stock under Section 12 of the Exchange Act;

(c) file in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Shareholder, so long as the Shareholder owns any Shares, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Shareholder of any rule or regulation under the Securities Act which permits the selling of any such securities without registration or pursuant to such form.

10. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares as so changed.

11. Shareholders’ Conduct. With respect to any sale of Shares covered by the Registration Statement, each Shareholder understands and agrees as follows:

(a) Each Shareholder will carefully review the information concerning him or her contained in the Registration Statement and will promptly notify the Company if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates, provided that the Registration Statement is provided to such Shareholder within a reasonable time for such Shareholder’s review before the filing of such Registration Statement;

(b) Each Shareholder agrees to sell Shares only in the manner set forth in the Registration Statement, unless such Shareholder has notified the Company in writing of such Shareholder’s election to exclude all of such Shareholder’s Shares from such Registration Statement;

(c) Each Shareholder agrees to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time the Registration Statement remains effective;

(d) Each Shareholder agrees to only sell Shares in a jurisdiction after counsel for the Company has advised that such sale is permissible under the ISL (with respect to sales to Israeli residents or that are conducted in Israel) and the applicable state securities or “Blue Sky” laws (with respect to sales to residents of such states);

(e) Each Shareholder agrees to comply with the prospectus delivery requirements of the Exchange Act;

(f) Each Shareholder agrees to suspend sales during the periods when sales are to be suspended pursuant to Section 6;

(g) In connection with the registration of the Shares, each Shareholder will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with federal and applicable state securities laws as well as, if relevant, the ISL; and

(h) The Company, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing the Shares, provided that such stop transfer orders are consistent with the other provisions of the Agreement.

12.	Representations and Covenants. Each Shareholder hereby represents and warrants to the Company as follows:

(a) EACH SHAREHOLDER UNDERSTANDS THAT HIS OR HER INVESTMENT IN THE SHARES INVOLVES RISK.

(b) EACH SHAREHOLDER HAS CONSULTED HIS OR HER OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR SUCH

SHAREHOLDER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED TO THE SHAREHOLDERS SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

(c) The Company has made available to each Shareholder, during the course of this transaction and prior to the acquisition of the Shares, the opportunity to ask questions of and receive complete and correct answers from representatives of the Company concerning the terms and conditions of the Shares and to obtain any additional information relating to the financial condition and business of the Company.

(d) Each Shareholder understands that he or she must bear the economic risk of this investment until such time as the Shares are registered; that the Shares are not currently registered under the Securities Act, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available; that such Shareholder is purchasing the Shares with no present view toward resale or other distribution thereof; and that each Shareholder agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of the Merger Agreement, and this Agreement and any regulations under the Securities Act and applicable state securities laws and the ISL.

(e) Each Shareholder has adequate means of providing for his or her current needs and personal contingencies and has no need for liquidity in connection with this investment in the Shares.

(f) Each Shareholder has reviewed the representations and warranties of the Company set forth in the Merger Agreement and has consulted with his or her personal legal and financial advisors in evaluating the merits and risks of the investment in the Shares.

(g) Each Shareholder received an offer concerning the Shares and first learned of this investment in the state or other jurisdiction listed in such Shareholder’s residence address on the signature page hereto, and intends that the state securities laws of that state or other jurisdiction alone govern this transaction.

(h) Each Shareholder acknowledges and warrants that, prior to the execution of this Agreement, he or she has had the opportunity to ask questions and receive answers from the Company and Mysticom concerning the terms and conditions of the transactions contemplated by the Merger Agreement and the issuance of the Shares, and concerning any of the documents identified above and to obtain such additional further information from the Company and Mysticom as he or she has deemed necessary to verify the accuracy of the information contained in the documents identified above or any other information furnished to the Shareholders.

(i) Each Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by Mysticom, other Shareholders of Mysticom, the Company, the Shareholders of the Company and their respective counsel and accounting firms.

(j) Each Shareholder hereby represents and warrants that he or she has not sold, exchanged, transferred, pledged, disposed or otherwise reduced his or her risk relative to any shares of the share capital of Mysticom owned by him or her during the 30 day period preceding the date hereof.

(k) If the Shareholder is an Israeli resident or if the Shareholder received an offer to purchase the Parent Common Stock in Israel, then if the Shareholder has checked the appropriate box on the “Shareholder Information” page hereof, the Shareholder also confirms that it is an “investor” within the meaning of the First Schedule to the ISL (promulgated under Section 15A(b)(1) of the ISL) and one or more of the categories set forth in EXHIBIT B attached hereto correctly and in all respects describes the Shareholder.

(l) If the Shareholder not a U. S. Person (as defined in the Securities Act), the Shareholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Parent Common Stock (other than, with respect to Israeli securities laws, the number of offerees) including (i) the legal requirements within its jurisdiction for the purchase of the Parent Common Stock, (ii) any foreign non-U.S. exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Parent Common Stock.

(m) If the Shareholder is not an “accredited investor” (as defined in the Securities Act) (see Exhibit A), the Shareholder hereby represents that (1) it is currently (and was, at the time it was offered the Parent Common Stock) located outside of the United States (the “U.S”), and (2) it is not a U.S. Person (as that term is defined in Regulation S promulgated under the Securities Act) and is not acquiring the Parent Common Stock for the account or benefit of a U.S. Person. Such Shareholder further: (A) agrees to resell the Parent Common Stock only in accordance with the provisions of Regulation S, pursuant to a registration of such shares under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act; (B) agrees not to engage in hedging transactions with regard to the shares, unless in compliance with the Securities Act; (C) acknowledges that the Parent is required to refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; provided, however, that if the Parent Common Stock are in bearer form or foreign law prevents the Parent from refusing to register securities transfers, other reasonable procedures (such as a legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S; and (D) that a legend in substantially the following form will be placed on each certificate representing the shares (or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, or similar event):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. TRANSFER OF SUCH SECURITIES IS PROHIBITED EXCEPT (A) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (B) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

13. Miscellaneous.

(a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares, provided, that such transferee executes a counterpart signature page to this Agreement), whether so expressed or not.

(b) All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by an internationally recognized express courier service, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing written confirmation (by an internationally recognized express courier service) at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

if to the Company:	TranSwitch Corporation
Three Enterprise Drive
Shelton, CT 06484
Attention: Peter J. Tallian

with a copy to:	Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, Massachusetts 02111
Attention: Timothy C. Maguire, Esq.

if to any other party hereto: at the address of such party set forth on the signature page hereto

with a copy to:	Yigal Arnon & Co
22 Rivlin Street
Jerusalem 94263 Israel
Attention: Barry Levenfeld, Adv.
Facsimile: +972-2-623-9236

if to any subsequent Shareholder of Shares, to it at such address as may have been furnished to the Company in writing by such Shareholder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Shareholder) or to the Shareholders (in the case of the Company) in accordance with the provisions of this paragraph. Notices shall be deemed duly delivered three business days after being sent via a reputable international express courier service. Notices delivered via any other means shall be deemed duly delivered upon actual receipt by the individual for whom such notice is intended. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party’s counsel as set forth above.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the holders of at least a majority of the outstanding Shares.

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(g) Transferability of Registration Rights. The rights under this Agreement are not transferable by holders of Registrable Securities except (a) a transfer by will or intestacy, (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, (c) a transfer to the constituent partners of a Shareholder that is a partnership as part of a pro rata distribution of the shares of Company Common Stock held by such partnership so long as all such transferees appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement, or (d) with the written consent of the Company.

(h) Lock-Up Agreement. (i) By executing this Agreement, each Shareholder (and such holder’s affiliates) who will, as a result of the Merger, own and/or have the right to acquire (with such holder’s affiliates in the aggregate) outstanding shares of Company Common

Stock after giving effect to the Merger and each holder of Mysticom Common Stock (each, a “Lock-Up Party” and collectively the “Lock-Up Parties”) agrees that such Lock-Up Party shall not sell, offer for sale, pledge, hypothecate, transfer or otherwise dispose of any shares of Company Common Stock or securities exchangeable or exercisable for Company Common Stock which the Lock-Up Party receives in connection with the Merger (the “Securities”), otherwise than (a) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (b) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (c) with respect to dispositions of Common Shares acquired on the open market or (d) with the prior written consent of the Company, for a period commencing on the date hereof and terminating (X) as to one-half of such shares upon the earlier of sixty (60) days from the date hereof and the Effective Date of the S-3 registration statement (the “Initial Release Date”); and (Y) as to the remaining one-half of such shares on the date that is thirty days (30) days after the Initial Release Date (the “Lock-up Period”). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of TranSwitch Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

(ii) This Section 13(h) is irrevocable and will be binding on the Lock-Up party and the respective successors, heirs, personal representatives, and assigns of the Lock-Up Party.

(iii) It is a condition to receiving the benefits and rights of this Agreement that such Lock-Up Party executes this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRANSWITCH CORPORATION

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Senior Vice President, Chief Financial Officer and Treasurer

SHAREHOLDERS:

Name:

Name:

EACH SHAREHOLDER MUST COMPLETE

THE “SHAREHOLDER INFORMATION”

PAGE FOLLOWING THIS SIGNATURE PAGE

Exhibit A

to Registration Rights Agreement

An “Accredited Investor” means any person or entity who comes within any of the following categories:

(1) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of he Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are Accredited Investors.

EXHIBIT B

to Registration Rights Agreement

An “Investor” within the meaning of the First Schedule to the ISL (promulgated under Section 15A(b)(1) of the ISL) means any person or entity who comes within any of the following categories:

(1) A mutual fund as defined in the Joint Investments Trust Law, 5754-1994, or a company managing a fund as aforesaid;

(2) A provident fund within the meaning thereof in Section 47(a)(2) of the Income Tax Ordinance, or a company managing a provident fund as aforesaid;

(3) An insurer within the meaning thereof in the supervision of Insurance Business Law, 5741-1981;

(4) A banking corporation and a supporting corporation within the meaning thereof in the Banking (Licensing) Law, 5741-1981, with the exception of a joint service company purchasing for themselves or for clients who are investors that are listed in Section 15A(b) of the ISL;

(5) A portfolio manager within the meaning thereof in section 8(a) of the Regulation of Investment Advice and Portfolio Management Law, 5755-1995, who purchases for himself or for clients who are investors that are listed in Section 15A(b) of the ISL;

(6) An investment advisor within the meaning thereof in the Regulation of Investment Advice and Portfolio Management Law, 5755-1995, who is purchasing for himself;

(7) A member of the stock exchange purchasing for himself or for clients who are investors that are listed in Section 15A(b) of the ISL;

(8) An underwriter who complies with the qualifications prescribed in Section 56(c) of the ISL purchasing for himself;

(9) A venture capital fund; for this purpose, “venture capital fund” means an entity whose main business is investing in entities which, at the time of making the investment, are mainly engaged in research and development or the manufacture of innovative, high-tech products or processes, where the risk of investment is higher than what is customary for other investments;

(10) An entity whose main business is in the field of the capital market and which is wholly owned by investors listed in Section 15A(b) of the ISL;

(11) An entity, except for an entity that was incorporated for the purpose of purchasing securities in a specific offering, whose net worth exceeds NIS 250 million; in this paragraph, “net worth” – including under foreign accounting rules, international accounting standards and accepted accounting rules in the United States, as defined in the Securities Regulations (Preparation of Annual Financial Statements), 5753-1993.